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                                                                EXHIBIT 10 (xvi)

                          SEVERANCE PAYMENT AGREEMENT
                          ---------------------------


     This SEVERANCE PAYMENT AGREEMENT (the "Agreement") is dated as of December 21, 1992, by and among ST. PAUL BANCORP, INC. (the "Company"), ST. PAUL FEDERAL BANK FOR SAVINGS (the "Bank"), a wholly-owned subsidiary of the Company, and DONALD G. ROSS (the "Employee").

     WHEREAS, the Employee is currently serving as Senior Vice President, Customer Sales Director of the Bank; and

     WHEREAS, the Boards of Directors of the Company and of the Bank believe that it is in the best interests of the Company and of the Bank to encourage the Employee's continued employment with and dedication to the Company and the Bank in the face of potentially distracting circumstances arising from the possibility of a change in control of the Company or of the Bank, although no such change is now contemplated; and

     WHEREAS, the parties have previously entered into a Severance Payment Agreement, dated May 18, 1987 (the "Prior Agreement"), which the parties desire to be superseded in its entirety by the terms of this Agreement; and

     WHEREAS, the Boards of Directors of the Company and of the Bank have approved and authorized the entry into this Agreement with the Employee; and

     WHEREAS, the parties desire to enter into this Agreement setting forth the terms and conditions for the payment of special compensation to the Employee in the event of a termination of the Employee's employment in connection with or as the result of a change in control of the Company or of the Bank;

     NOW, THEREFORE, it is AGREED as follows:

     1. Term. The initial term of this Agreement shall be for a three year period commencing on the date hereof and ending on December 20, 1995. The Company and the Bank may further renew this Agreement beyond December 20, 1995 by written notice to the Employee adding an additional year to the term of this Agreement on each anniversary date, commencing with the December 20, 1993 anniversary date, so that such term after each such renewal would be for three years, unless the Employee gives contrary written notice to the other parties prior to each such anniversary date. Each initial term and all such renewed terms are collectively referred to herein as the term of this Agreement.

     2.   Termination of Employment in Connection with a Change in Control.

          (a) If during the term of this Agreement there is a change in control of the Company or the Bank (as hereinafter defined), the Employee shall be entitled to receive as a severance


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payment for services previously rendered to the Company and the Bank a lump sum cash payment as provided for herein (subject to Section 2[d]) in the event the Employee's employment is terminated, voluntarily or involuntarily, in connection with or within two years after a change in control of the Company or of the Bank, unless such termination occurs by virtue of normal retirement, permanent and total disability (as defined in Section 22[e] of the Internal Revenue Code of 1986, as amended [the "Code"]) or death, or termination by the Company or the Bank for "Cause" (as defined in Section 5[a] below). Subject to
Section 2(d) below, the amount of this payment shall be equal to (i) one year's then current compensation (as defined in Section 2[e] below), but not less than such compensation calculated as of the end of the fiscal year preceding such change in control, if the Employee voluntarily terminates his employment without "Good Reason" (as defined in Section 2[b] hereof) or (ii) three times the Employee's average annual compensation which was payable by the Company and the Bank and was includible in the Employee's gross income for federal income tax purposes with respect to the five most recent taxable years of the Company and the Bank ending prior to such change in control of the Company or the Bank (or such portion of such period during which the Employee was a full-time employee of the Company and the Bank), if the Employee's termination was either voluntary with Good Reason or involuntary (other than for "Cause"). Payment under this
Section 2(a) shall be in lieu of any amount which may be otherwise owed to the Employee as damages for the loss of employment.

          The Employee shall not be obligated to seek other employment, nor shall payment under this Section 2(a) be reduced by any compensation which the Employee may receive from other employment with another employer after termination of the Employee's employment with the Company and the Bank. No payment hereunder shall affect the Employee's entitlement to any vested retirement benefits or other compensation payments.

          Subject to Section 2(d) below, in addition to the payments set forth in the previous paragraph, in the event the Employee is terminated either voluntarily or involuntarily (other than for "Cause") during the term of this Agreement and within two years after a change in control of the Company or the
Bank: (i) the Employee shall continue to participate in, and accrue benefits under all retirement, pension, profit-sharing, employee stock ownership, and other deferred compensation plans of the Company or the Bank for the remaining term of this Agreement as if the termination of employment of the Employee had not occurred (with the Employee being deemed to receive annually for the purposes of such plans the Employee's then current compensation) except to the extent that such continued participation and accrual is expressly prohibited by law or, to the extent such plan constitutes a "qualified plan" (a "Qualified Plan") under Section 401 of the Code, by the terms of the plan; (ii) the Employee shall be entitled to continue to receive all other employee benefits for the remaining term of this Agreement as if the termination of employment had not occurred; (iii) the Company or the Bank shall,

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on the date of the Employee's termination of employment, establish an irrevocable trust that meets the guidelines set forth in GCM39230 (May 7, 1984) published by the Internal Revenue Service (as the same may be modified or supplemented from time to time) (the "Trust"), the assets of which will be held, subject to the claims of judgment creditors of the Company or the Bank, solely to fund the benefits that the Employee is entitled to hereunder, and the Company or the Bank shall transfer to the Trust an amount sufficient (y) to fund any benefit accrued by the Employee under any defined benefit pension plan maintained by the Company or the Bank to the extent that such defined benefit pension plan is not fully funded on a termination basis, as determined under the rules and regulations published by the Pension Benefit Guaranty Corporation, at the time of termination of the Employee's employment; and (z) to fund fully all benefits accrued by the Employee under any defined contribution plan maintained by the Company or the Bank to the extent that such benefits are not fully funded at the time of termination of the Employee's employment; and (iv) all insurance or other provisions for indemnification, defense or hold-harmless of officers or directors of the Company or the Bank which are in effect on the date the notice of termination is sent to the Employee shall continue for the benefit of the Employee with respect to all of his acts and omissions while an officer or director as fully and completely as if such termination had not occurred, and until the final expiration or running of all periods of limitation against action which may be applicable to such acts or omissions.

          (b) To establish that a voluntary termination was with Good Reason, the Employee shall state in his notice of resignation the reasons why he believes that Good Reason exists for his resignation. For purposes of this Agreement, "Good Reason" shall include (i) any material reduction in the Employee's salary from that payable prior to the change in control; (ii) any material reduction in the percentage of the pre-tax net income of the Company or the Bank, as the case may be, paid as an annual bonus to the Employee below that percentage of pre-tax net income paid to the Employee by the Company or the Bank, as the case may be, as an annual bonus for the most recent fiscal year ending prior to the change in control; (iii) a material reduction in the position, authority, duties, or responsibilities of the Employee from those which existed prior to the change in control; or (iv) the Employee's relocation to any location more than 50 miles from the location at which the Employee performed his duties immediately prior to the time of a change in control, except for required travel to an extent substantially consistent with the Employee's business travel obligations immediately prior to the time of the change in control. Unless the Company and the Bank, within 30 days of the date of such notice of resignation, shall reject the Employee's statement that Good Reason exists, the Employee shall be conclusively deemed to have voluntarily resigned with Good Reason. If the Company and the Bank reject the Employee's statement that Good Reason exists, the dispute shall be resolved by an arbitrator selected by the American Arbitration Association, under the rules thereof, and the Company and the Bank shall have the burden of

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proving that their rejection of the Employee's statement was proper.

          (c) A "change in control of the Company", for purposes of this Agreement, shall be deemed to have taken place if: (i) any person becomes the beneficial owner of 25 percent or more of the total number of voting shares of the Company; (ii) any person has received the approval of the Office of Thrift Supervision ("OTS") under Section 10 of the Home Owners' Loan Act, as amended, or regulations issued thereunder, to acquire control of the Company; (iii) any person has received approval of the OTS under Section 7(j) of the Federal Deposit Insurance Act, as amended, or regulations issued thereunder, to acquire control of the Company; (iv) any person has entered into a binding agreement to acquire (by means of stock purchase, cash tender or exchange offer, merger or other business combination) beneficial ownership of 25 percent or more of the total number of voting shares of the Company, whether or not the requisite approval for such acquisition has been received under the Home Owner's Loan Act, as amended, the Federal Deposit Insurance Act, as amended, or the respective regulations issued thereunder, provided that a change in control will not be deemed to have occurred under this clause (iv) unless the Board of Directors of the Company has made a determination that such action constitutes or will constitute a change in control, and further provided that a change in control shall no longer be deemed to have occurred upon the termination of such agreement for any reason whatsoever; (v) any person becomes the beneficial owner of 10 percent or more, but less than 25 percent, of the total number of voting shares of the Company, provided that the OTS has made a determination that such beneficial ownership constitutes a change of control of the Company under the Home Owners' Loan Act, as amended, or the regulations promulgated thereunder;
(vi) any person (other than persons named as proxies solicited on behalf of the Board of Directors of the Company) holds irrevocable proxies for 25 percent or more of the total number of voting shares of the Company, provided that a change in control will not be deemed to have occurred under this clause (vi) unless the Board of Directors of the Company has made a determination that such action constitutes or will constitute a change in control; or (vii) as the result of, or in connection with, any cash tender or exchange offer, merger, or other business combination, sale of assets or contested proxy solicitation or election, or any combination of the foregoing transactions, the persons who were directors of the Company before such transaction shall cease to constitute at least two-thirds of the Board of Directors of the Company or any successor institution. For purposes of this Section 2(c), a "person" includes an individual, corporation, partnership, trust or group acting in concert. A person for these purposes shall be deemed to be a beneficial owner as that term is used in Rule 13d-3 under the Securities Exchange Act of 1934. A "change in control of the Bank," for purposes of this Agreement, shall be deemed to have taken place if the Company's beneficial ownership of the total number of voting shares of the Bank is reduced to less than 50 percent.

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          Notwithstanding anything to the contrary contained herein, a change in control shall no longer be deemed (as of the time of the determination of the Board referred to below) to have occurred for the purposes of this Agreement by virtue of any transaction or event which terminates or ceases to exist, with respect to which the Board of Directors of the Company, by resolution adopted by the affirmative vote of at least two-thirds (2/3) of the members of the Board of Directors in office immediately prior to such transaction or event, shall specify that such transaction or event shall no longer be deemed to constitute a change in control of the Company for purposes of this Agreement; provided that at the time of making a determination under this subsection the Board of Directors may attach such terms and conditions to its determination as it shall, in its discretion, deem appropriate; and provided further that the provisions of this paragraph shall not be applicable to any transaction or event pursuant to which any person becomes the beneficial owner of 50% or more of the total number of voting shares of the Company.

          (d) Notwithstanding any other provisions of this Agreement or of any other agreement, contract, or understanding heretofore or hereafter entered into by the Employee with the Company or the Bank, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this Section 2(d) (the "Other Agreements"), and notwithstanding any formal or informal plan or other arrangement heretofore or hereafter adopted by the Company or the Bank for the direct or indirect provision of compensation to the Employee (including groups or classes of participants or beneficiaries of which the Employee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Employee (a "Benefit Plan"), the Employee shall not have any right to receive any payment or other benefit under this Agreement, any Other Agreement, or any Benefit Plan if such payment or benefit, taking into account all other payments or benefits to or for the Employee under this Agreement, all Other Agreements, and all Benefit Plans, would cause any payment to the Employee under this Agreement to be considered a "parachute payment" within the meaning of Section 280G(b)(2) of the Code (a "Parachute Payment"). In the event that the receipt of any such payment or benefit under this Agreement, any Other Agreement, or any Benefit Plan would cause the Employee to be considered to have received a Parachute Payment under this Agreement, then the Employee shall have the right, in the Employee's sole discretion, to designate those payments or benefits under this Agreement, any Other Agreements, and/or any Benefit Plans, which should be reduced or eliminated so as to avoid having the payment to the Employee under this Agreement be deemed to be a Parachute Payment.

          (e) "Current compensation," for purposes of this Agreement, shall be based on (i) the Employee's salary at the annual rate in effect at the time of his termination, but not less than the amount paid to the Employee during the 12-month period preceding his termination; (ii) any bonuses paid to the Employee during the 12-month period prior to his termination; and (iii) any

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deferred compensation credited to his account as of December 31 of the year preceding his termination.

     3. Allocation of Payments. Notwithstanding any other provisions of this Agreement, the obligations of the Bank to make payments hereunder shall be limited to the amount of such payments permitted by Regulatory Bulletin 27 issued by the OTS or any other applicable law or regulation in effect from time to time during the term of this Agreement. All additional payments contemplated under the terms of this Agreement in excess of the amount indicated in the preceding sentence shall be an obligation of the Company.

     4. No Assignments. This Agreement is personal to each of the parties hereto. No party may assign or delegate any rights or obligations hereunder without first obtaining the written consent of the other parties hereto. However, in the event of the death of the Employee, all rights to receive payments hereunder shall become rights of the Employee's estate.

          The Bank and the Company will require any successor or assign (whether direct or indirect), by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Bank or the Company, by agreement expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Bank and the Company would be required to perform it if no such succession or assignment had taken place.

     5.   Termination of Employment.

          (a) The Board of Directors of the Company or the Bank may terminate the Employee's employment for any reason whatsoever at any time during the term of this Agreement; provided, however, that such termination of employment shall be for "Cause" (so as to relieve the Company and the Bank from the obligations either would otherwise have under this Agreement) only if such termination occurs as specified in this Sub-Section 5(a). For purposes of this Agreement only, the Company and the Bank shall have "Cause" to terminate the Employee's employment upon the Employee's (i) personal dishonesty, (ii) incompetence, (iii) reckless, willful or grossly negligent misconduct, (iv) breach of fiduciary duty involving personal profit, (v) the continued material failure to substantially perform his duties with the Bank or the Company after a demand for substantial performance is delivered to the Employee by the Chief Executive Officer of the Bank or the Company, which specifically identifies the manner in which the Employee has not attempted to substantially perform his duties, (vi) willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or (vii) material breach of any provision of this Agreement. In determining incompetence, the acts or omissions shall be measured against standards generally prevailing in the financial institutions industry; provided, that it shall be the Company's or the Bank's burden to prove by clear and convincing evidence the alleged acts and omissions and the prevailing nature of the

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standards the Company or the Bank shall have alleged are violated by such acts and/or omissions.

          (b) If the Employee is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under
Section 8(e) or (g) of the Federal Deposit Insurance Act, as amended, the Company's and the Bank's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Company or the Bank may in its discretion (i) pay the Employee all or part of the compensation withheld while such contractual obligations were suspended, and (ii) reinstate in whole or in part any of its obligations which were suspended.

          (c) If the Employee is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under
Section 8(e) or (g) of the Federal Deposit Insurance Act, as amended, all obligations of the Company and the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the parties shall not be affected.

          (d) If the Bank is in default (as defined in Section 3 (x) (1) of the Federal Deposit Insurance Act, as amended), all obligations under this Agreement shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the parties.

          (e) All obligations under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of the Bank, (i) by the Federal Deposit Insurance Corporation (the "FDIC" (or, during the existence of the Resolution Trust Corporation (the "RTC"), the RTC) at any time the FDIC (or the RTC) enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13 of the Federal Deposit Insurance Act, as amended, or (ii) by the FDIC (or during the existence of the RTC, the RTC) or the Director of the OTS (the "Director") at any time the FDIC (or the RTC), the Director or any of their respective designees approves a supervisory merger to resolve problems related to the operation of the Bank or when the Bank is determined by the FDIC (or the RTC) or the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by any termination hereunder.

     6. Amendments or Additions; Action by Boards of Directors. No amendments or additions to this Agreement shall be binding unless in writing and signed by all parties hereto. The prior approval by a majority affirmative vote of the members of the Boards of Directors of the Company and the Bank in office immediately prior to the occurrence of any change in control shall be required in order for the Company and the Bank to (a) authorize any amendments or additions to this Agreement or (b) approve an annual renewal of this Agreement under Section 1 hereof.

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     7.  Section Headings.  The section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

     8. Governing Law. This Agreement shall be governed by the laws of United States to the extent applicable and otherwise by the laws of the State of Delaware.

     9. Validity. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     10. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     11. Legal Fees and Expenses. The Bank or the Company shall pay all reasonable legal fees and expenses which the Employee may incur as a result of the contesting by the Bank or the Company of the validity or enforceability of this Agreement or the calculation of amounts payable hereunder.

     12. Entire Agreement. Except as otherwise set forth herein, this Agreement sets forth the entire agreement between the parties with respect to the subject matter hereof, and supersedes any other agreement, arrangement or understanding among the parties with respect thereto, including but limited to the Prior Agreement. The terms of the Prior Agreement shall be null and void as of the date hereof.

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          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                                    ST. PAUL BANCORP, INC.



ATTEST:________________________    BY_____________________________
       Secretary                             President


                                   ST. PAUL FEDERAL BANK FOR SAVINGS



ATTEST:_________________________   BY______________________________
       Secretary                             President


                                   EMPLOYEE



                                   BY______________________________

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